Q1 2018 Results Presentation April 19, 2018 Exhibit 99.2

Disclaimers Special Note Concerning Forward-Looking Statements This investor presentation contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity Bancshares, Inc. (“Equity”) management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2018 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding.

Additional Information for Investors and Shareholders Additional Information for Investors and Shareholders The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of Equity and each of Kansas Bank Corporation (“KBC”) and Adams Dairy Bancshares, Inc. (“Adams”), Equity filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to each of the proposed mergers. Each registration statement included a proxy statement of KBC, or a proxy statement of Adams, respectively, and constituted a prospectus of Equity, which KBC and Adams sent to their respective shareholders. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT EQUITY, KBC AND ADAMS AND THE PROPOSED TRANSACTIONS. These documents contain important information relating to the proposed transactions. These documents and other documents relating to the merger filed by Equity can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Equity's website at www.equitybank.com under the tab “Investor Relations” and then under “Financials.” Alternatively, these documents can be obtained free of charge from Equity by directing a request to Equity Bancshares, Inc., 7701 East Kellogg, Wichita, Kansas 67207, Attention: Jacob Willis, Investor Relations Officer, Telephone: (316) 779-1675; or to Kansas Bank Corporation, 1700 North Lincoln Avenue, Liberal, Kansas 67901, Attention: Tina Call, President & CEO, Telephone: (620) 624-1971; or to Adams Dairy Bancshares, Inc. 651 NE Coronado Drive, Blue Springs, Missouri, 64014, Attention: David Chinnery, Chairman & CEO, Telephone: (816) 655-3333. No Offer or Solicitation This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Equity Bancshares – About Us As of April 16, 2018 market closing. Median consensus of 2018 analyst earnings expectations as of April 11, 2018, reported as $2.83 per share. Based on 14,621,258 shares outstanding as of March 31, 2018. Non-GAAP financial measures. See the non-GAAP reconciliation at the end of this presentation. (1) (1)(2) (1)(4) (2) (1)(3) (4) Recent Price $ 40.69 Median Consensus Price Target $ 44 Tangible Book Value Per Share $ 18.22 Price to 2018 Consensus Earnings 14.38 x Price to Tangible Book Value Per Share 2.23 x Q1 2018 Diluted Earnings Per Share (EPS) $ 0.57999999999999996 2018 EPS Consensus $ 2.83 Market Capitalization ($M) $ 594.9 million

NASDAQ: EQBK 14.6 million shares outstanding / $594.9 million (1) $3.18 billion 1.11% / 14.05% Annualized Market Cap 59.6% YTD Exchange / Ticker Total Assets YTD ROAA / ROATCE (2) Efficiency Ratio (2) Locations FTEs Loan Portfolio 42 branches in Kansas, Missouri, Arkansas and Oklahoma Approximately 527 46% of loans in commercial real estate, 19% in residential real estate, and 25% in commercial About EQBK Note: All financial data is as of or for period ended March 31, 2018 unless otherwise noted. Market Cap calculated based on April 16, 2018 closing price of $40.69. (2) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

Unemployment Rates(1) Kansas: 3.6% Missouri: 4.0% Arkansas: 4.2% Oklahoma: 4.0% USA: 4.4% Footprint 48 branches in 25 counties across 4 states Strong strategic positioning, with branches along I-70 and I-35 Branches clustered around key areas such as Wichita, Topeka, Kansas City, Tulsa, South/West Kansas, North Arkansas and North Oklahoma Total population of current markets served of 5.0 million Median household income of $51,356 Key Industries Transportation Manufacturing Healthcare Agriculture Pro Forma Footprint & Demographics Source: SNL Financial & The Nielsen Company Unemployment rate as of February 2018 EQBK First National Bank of Liberal (5) Adams Dairy Bank (1)

Prepared for upcoming mergers with Kansas Bank Corporation of Liberal, Kansas, parent of First National Bank of Liberal/Hugoton and Adams Dairy Bancshares, Inc. of Blue Springs, Missouri, parent company of Adams Dairy Bank Continued EPS growth Addition of Chief Operating Officer and new Chief Credit Officer High asset quality Total Assets at Mar. 31, 2018 of $3.18 billion; Total Loans of $2.10 billion Total Deposits of $2.37 billion Capacity for continued growth Tier 1 Leverage of 9.45% and Total Capital to Risk Weighted Assets of 12.81% Tangible Common Equity to Tangible Assets of 8.70% (1) Common share count of 14,621,258 Expanded annualized core net interest margin quarter-over-quarter Larger scale offers more efficiency Efficiency ratio of 59.6%, compared to 61.6% at Mar. 2017 (1) Non-interest expense to average assets of 2.51% 2018 First Quarter Highlights Strategic Positioning Capital Balance Sheet Management Efficiency and NIM Improvement (1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

EPS & ROATCE(1) Diluted EPS and Net Income to Common Return on Average Tangible Common Equity(1) Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation.

Revenue & Efficiency Ratio(1) Efficiency Ratio(1) & Non Interest Expense/Average Assets Income and Margin 84% 85% 84% 85% 16% 15% 16% 15% $49,049 $54,626 $62,584 $101,171 * Excluding net gain on securities transactions and net gain on acquisition. Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation. 85% 13% $32,046 87%

Tangible Common Book Value(1) Tangible Common Book Value per Share(1) and Asset Growth 2014: Repurchase 1.3MM shares. Repayment of $15.54MM of FCB TARP with a Bank stock loan. 2015: Acquisition of FFSL. IPO. TCBV CAGR 2014-2018 YTD: 9.2% 2016: Paid off SBLF. Restructured term bank stock loan into LOC. Completed Community First Merger on Nov. 10, 2016 Announced Prairie Merger on Oct. 20, 2016 Completed PIPE in Dec 2016 Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation. 2017: Completed Prairie Merger on March 10, 2017; Eastman & Patriot Mergers on November 10, 2017 Announced mergers with First National Bank and Adams Dairy Bank on December 18, 2017

Capital Position Over Time IPO * Paid off Series C preferred stock in January 2016

Share Buybacks Attractive Acquisitions Common Dividends Capital Summary Excess Capital Priorities Total Capital Composition ($M) as of March 31, 2018 Capital Ratios All regulatory capital ratios remain above regulatory minimums to be considered “well capitalized” Strong relationship with regulators at holding company and bank level Efficiently positioned working capital, regulatory capital, and stockholders’ equity 1 2 3 Equity Bancshares, Inc. as of March 31, 2018 Well Capitalized Difference to Ratio Minimum Well Capitalized Tier 1 capital ratio 12.4% 8.0% 4.4% Total RBC ratio 12.8% 10.0% 2.8% Tier 1 leverage ratio 9.5% 5.0% 4.5% Common equity tier 1 11.8% 6.5% 5.3% Tangible common equity / tangible assets 8.7% - - Risk-weighted assets ($M) $2,332 Equity Bank as of March 31, 2018 Well Capitalized Difference to Ratio Minimum Well Capitalized Tier 1 capital ratio 11.9% 8.0% 3.9% Total RBC ratio 12.3% 10.0% 2.3% Tier 1 leverage ratio 9.1% 5.0% 4.1% Common equity tier 1 11.9% 6.5% 5.4% Risk-weighted assets ($M) $2,332 - - - -

Loan Portfolio Composition & Growth Loan Composition Loan Composition 2013 2014 2015 2016 2017 Q1 2018 '13-'17CAGR ($ in 000s) Commercial Real Estate $,341,512 $,364,096 $,397,017 $,593,108 $,987,661 $,974,728 0.30409999999999998 Commercial ,139,365 ,183,100 ,262,032 ,348,465 ,507,519 ,526,129 0.38140000000000002 Agricultural Real Estate 22,092 17,083 18,180 38,331 86,486 92,748 0.40660000000000002 Total Commercial ,502,969 ,564,279 ,677,229 ,979,904 1,581,666 1,593,605 0.33169999999999999 Residential Real Estate ,125,395 ,134,455 ,250,216 ,338,387 ,376,705 ,394,142 0.3165 Consumer 7,961 7,875 17,103 40,902 49,361 50,477 0.57799999999999996 Agricultural 23,969 19,267 15,807 24,412 95,547 87,101 0.41299999999999998 Total 1-4 Family & Other ,157,325 ,161,597 ,283,126 ,403,701 ,521,613 ,531,720 0.34939999999999999 Total Loans $,660,294 $,725,876 $,960,355 $1,383,605 $2,103,279 $2,125,325 0.33589999999999998 Yield on Loans 5.6300000000000003E-2 5.6300000000000003E-2 5.3100000000000001E-2 4.9799999999999997E-2 5.4300000000000001E-2 5.5500000000000001E-2 Loan Composition 2013 2014 2015 2016 2017 Q1 2018 Commercial 0.76173492413985289 0.77737657671558225 0.70518610305564089 0.70822525214927667 0.75200009128603484 0.74981708679848968 1-4 Family & Other 0.23826507586014714 0.22262342328441773 0.29481389694435911 0.29177474785072327 0.24799990871396518 0.25018291320151037

Asset Quality Nonperforming Assets 1.33% 0.89% NPAs / Assets 1.43% Net Charge Offs (NCO)/ Average Loans $0.85 $3.50 $1.19 NCO in $ ($ in millions) Commercial Loans Outstanding by Concentrations Classified Assets to Total Regulatory Capital ($ in millions) Classified Assets / Equity Bank Total Regulatory Capital $0.89 1.52% 1.33% $0.35

Core Deposit Franchise Deposit Portfolio Mix Deposit Portfolio Mix Deposit Composition 2013 2014 2015 2016 2017 Q1 2018 '13-'17CAGR ($ in 000s) Time Deposits $,363,210 $,342,160 $,438,612 $,553,158 $,776,499 $,721,192 0.2092 Signature Deposits ,584,109 ,639,017 ,777,302 1,077,293 1,605,514 1,647,105 0.28760000000000002 Total Deposits $,947,319 $,981,177 $1,215,914 $1,630,451 $2,382,013 $2,368,297 0.25929999999999997 Cost of Deposits* 5.3E-3 4.8999999999999998E-3 5.4999999999999997E-3 6.4999999999999997E-3 7.9000000000000008E-3 9.4000000000000004E-3 * Interest Bearing Deposit Portfolio Mix 2013 2014 2015 2016 2017 Q1 2018 Signature Deposits 0.61659166553188527 0.65127596753694794 0.63927383022154527 0.6607331345744214 0.67401563299612555 0.69548076107008538 Time Deposits 0.38340833446811473 0.348724032463052 0.36072616977845473 0.33926686542557855 0.32598436700387445 0.30451923892991462

Footprint & Targets

Appendix

Experienced Management Team BRAD ELLIOTT Chairman & CEO Founded Equity Bank in 2002 Served as Regional President of Sunflower Bank prior to forming Equity Bank More than 20 years of banking experience GREG KOSSOVER Chief Financial Officer Has served as CFO since 2013 and as a Board Director since 2011 Previously served as president of Physicians Development Group and CEO of Value Place, LLC, growing the latter to more than 150 locations in 25 states WENDELL BONTRAGER President, Equity Bank Joined Equity Bank February 2017 Previously Region President of Old National Bank (IN), EVP with Tower Bank (IN) More than 25 years of banking experience CRAIG ANDERSON Chief Operating Officer Joined Equity Bank March 2018 Served as President of UMB’s Commercial Banking – Eastern Region More than 31 years of banking experience

Strategic Planning Team Team Member Role Years with EQBK Years in Banking Patrick Harbert EVP, Community Markets, Sales & Service 14 23 Julie Huber EVP, Strategic Initiatives 14 24 Craig Mayo EVP, Chief Credit Officer 1 34 John Blakeney EVP, Chief Information Officer 1 30 Rolando Mayans EVP, Chief Risk Officer 10 25 Jennifer Johnson EVP, Chief Services Officer 6 32 Beth Money EVP, Retail Banking Director 9 28 Patrick Salmans SVP, Human Resources Director 6 22 Mark Parman SVP, President - Kansas City 5 37 John Hanley SVP, Director of Marketing 5 14 Jeremy Machain SVP, President – Wichita 9 15 Michael E. Bezanson SVP, CEO of Tulsa 1 35 Barbara Noyes SVP, Controller 7 32 EQBK Team has 454+ Years of Combined Banking Experience

Diverse Market Segments Source: SNL Financial, Market Share Data as of September 30, 2017. Employment Data as of February 28, 2018. Operating Market includes all bank locations and counties in which Equity Bancshares Inc. , Kansas Bank Corporation, or Adams Dairy Bancshares, Inc. has deposit market share as of September 30, 2017. Diverse market segments with economies based on transportation, manufacturing and healthcare Top employers in the region include a diverse range of operations such as telecommunications, professional services, aircraft manufacturing, OEM manufacturing, and transportation. Equity Bancshares, including Kansas Bank Corporation and Adams Dairy Bancshares, Inc., ranks in the Top 10 for market share in 17 of 25 counties served and ranks in the Top 5 in 16 of those markets.

Market Data Demographics Kansas Missouri Arkansas Oklahoma National Current Population 2,914,920 6,117,659 3,003,556 3,959,551 326,533,070 Historical Population Change (2010-2018) 2.17% 2.15% 3.01% 5.55% 5.76% Median Household Income (2018) $58,348 $53,831 $44,901 $52,112 $61,045 Projected Household Income Change (2018-2023) 6.65% 8.53% 4.70% 3.43% 8.86% February 2018 Unemployment Rate 3.6% 4.0% 4.2% 4.0% 4.4% Source: The Nielsen Company & SNL Financial Boeing Cargill Meat Solutions Cessna Aircraft Co. Spirit AeroSystems Inc. Blue Cross and Blue Shield of Kansas and Oklahoma Payless Shoe Source Hill’s Pet Nutrition Goodyear Tire Co. Jostens Publishing Hallmark Cards, Inc. H&R Block Honeywell Sprint Garmin Teva DST Systems Inc. Whiteman Airforce Base Stahl Specialty Co. Western Missouri Medical Center HaysMed Walmart FedEx Tyson Foods FlexSteel Wabash National Wichita St. University Pittsburg St. University Washburn University Fort Hays St. University University of Central Mo. University of Mo-KC KU – Edwards/Professional Phillips 66 Albertsons Lindsay AAON QuikTrip Williams Major Employers in Equity Bank Footprint

Selected Income Statement Data Delivering earnings growth Selected Income Statement Data ($000s) 2014 2015 2016 2017 2018 YTD Interest income $46,794 $53,028 $61,799 $,102,693 $34,123 Interest expense 5433 6766 9202 16691 6336 Net interest income 41361 46262 52597 86002 27787 Provision for loan losses 1200 3047 2119 2953 1170 Net interest income after provision 40161 43215 50478 83049 26617 Other income 8674 9802 10466 15440 4251 Other expenses 35645 38575 47075 67463 19627 Income before income taxes 13190 14442 13869 31026 11241 Income taxes 4203 4142 4495 10377 2530 Net income 8987 10300 9374 20649 8711 Less: dividends and discounts accretion on preferred stock 708 177 1 0 0 Net income allocable to common shareholders $8,279 $10,123 $9,373 $20,649 $8,711

Selected Balance Sheet Data Demonstrating balance sheet strength Includes interest-bearing deposits in other banks (2) Includes Federal Reserve Bank and Federal Home Loan Bank stock Selected Balance Sheet Data ($000s) ASSETS 42004 42369 42735 43100 43190 Cash and cash equivalents (1) $37,702 $62,074 $38,845 $55,691 $46,642 Investment securities (2) 318314 452362 578093 722107 722175 Net loans 720810 958353 1382003 2111125 2127120 Other assets 97689 112938 193251 281586 280125 Total assets $1,174,515 $1,585,727 $2,192,192 $3,170,509 $3,176,062 LIABILITIES & STOCKHOLDERS' EQUITY Deposits $,981,177 $1,215,914 $1,630,451 $2,382,013 $2,368,297 Borrowings 70370 194064 293909 401652 414415 Other liabilities 5239 8516 9868 12700 11863 Total liabilities 1056786 1418494 1934228 2796365 2794575 Stockholders' Equity 117729 167233 257964 374144 381487 Total liabilities and stockholders' equity $1,174,515 $1,585,727 $2,192,192 $3,170,509 $3,176,062

Capitalization Source: SNL Financial and company documents (1) Total common equity less goodwill and intangibles divided by shares outstanding as of period end. Non-GAAP financial measure. See the non-GAAP reconciliation at the end of this presentation. Maintaining a strong regulatory capital position Ratio 42004 42369 42735 43100 43190 Leverage Ratio 9.6199999999999994E-2 9.4700000000000006E-2 0.1181 0.1033 9.4500000000000001E-2 Tier 1 Risk-Based Capital Ratio 0.13159999999999999 0.13850000000000001 0.14249999999999999 0.1217 0.1241 Total Risk-Based Capital Ratio 0.1386 0.14349999999999999 0.1467 0.12540000000000001 0.12809999999999999 Common Equity Tier-1 Capital to RWA NA 0.1235 0.13339999999999999 0.11559999999999999 0.11799999999999999 Tangible Book Value per Common Share(1) $13.54 $15.97 $16.64 $17.61 $18.22

The subsequent tables present non-GAAP reconciliations of the following calculations: Tangible Common Equity (TCE) to Tangible Assets (TA) Ratio Tangible Book Value per Common Share Return on Average Tangible Common Equity (ROATCE) Efficiency Ratio

TCE to TA and Tangible Book Value per Share Non-GAAP Financial Measures (Unaudited) As of and for the years ended (Dollars in thousands, except per share data) March 31, 2018 December 31, 2017 December 31, 2016 December 31,2015 December 31,2014 December 31,2012 Total stockholders’ equity $,381,487 $,374,144 $,257,964 $,167,233 $,117,729 $,138,169 Less: preferred stock 0 0 0 16,372 16,359 31,884 Less: goodwill ,103,412 ,104,907 58,874 18,130 18,130 18,130 Less: core deposit intangibles, net 10,355 10,738 4,715 1,549 1,107 1,957 Less: mortgage servicing asset, net 16 17 23 29 0 Less: naming rights, net 1,249 1,260 0 0 0 0 Tangible common equity $,266,455 $,257,222 $,194,352 $,131,153 $82,133 $86,198 Common shares outstanding at period end (1) 14,621,258 14,605,607 11,680,308 8,211,727 6,067,511 7,431,513 Book value per common share (1) $26.091256990335577 $25.61646359511111 $22.085376515756259 $18.371409570727327 $16.707015446696349 $14.301932863469389 Tangible book value per common share (1) $18.223808101874681 $17.611181787925695 $16.639287251671785 $15.971427204046117 $13.536522636712155 $11.598983948490705 Total assets $3,176,062 $3,170,509 $2,192,192 $1,585,727 $1,174,515 $1,188,850 Less: goodwill ,103,412 ,104,907 58,874 18,130 18,130 18,130 Less: core deposit intangibles, net 10,355 10,738 4,715 1,549 1,107 1,957 Less: mortgage servicing asset, net 16 17 23 29 0 Less: naming rights, net 1,249 1,260 0 0 0 0 Tangible assets $3,061,030 $3,053,587 $2,128,580 $1,566,019 $1,155,278 $1,168,763 Tangible common equity to tangible assets 8.7047497084314751E-2 8.4236014890029326E-2 9.1305941049901806E-2 8.3749303169374067E-2 7.1093710777838756E-2 7.3751479127932701E-2 (1) Share and per share data includes Class A and Class B common stock issued and outstanding Non-GAAP Financial Measures, continued (Unaudited) As of and for the three months ended As of and for the three months ended As of and for the three months ended As of and for the years ended (Dollars in thousands, except per share data) March 31, 2017 March 31, 2017 March 31, 2016 December 31,2015 December 31,2014 December 31,2012 Total average stockholders' equity $,264,736 $,264,736 $,153,929 $,137,936 $,123,174 $,102,032 Less: average intangible assets and preferred stock 65,185 65,185 20,616 31,294 37,917 33,653 Average tangible common equity (1) (3) $,199,551 $,199,551 $,133,313 $,106,642 $85,257 $68,379 Net income allocable to common stockholders (1) 4,864 4,864 3,439 10,123 8,279 3,814 Amortization of core deposit intangible 218 218 87 275 363 192 Less: tax effect of amortization of core deposit intangible (2) -76 -76 -30 -96 -,127 -65 Adjusted net income allocable to common stockholders $5,006 $5,006 $3,496 $10,302 $8,515 $3,941 Return on average tangible common equity (ROATCE) 0.10173895951967722 0.10173895951967722 0.10547234826937482 9.6603589580090396E-2 9.98744971087418E-2 5.7634653914213428E-2 Non-interest expense $15,226 $15,226 $9,689 $38,575 $35,645 $22,900 Less: merger expenses 926 926 0 1,691 0 1,519 Less: loss on debt extinguishment 0 0 58 316 0 0 Non-interest expense, excluding merger expenses and loss on debt extinguishment $14,300 $14,300 $9,631 $36,568 $35,645 $21,381 Net interest income $19,893 $19,893 $12,758 $46,262 $41,361 $25,570 Non-interest income $3,339 $3,339 $2,697 $9,802 $8,674 $4,826 Less: net gains on sales and settlement of securities 13 13 420 756 986 3 Less: net gain on acquisition 0 0 0 682 0 0 Non-interest income, excluding net gains on sales and settlement of securities and net gain on acquisition $3,326 $3,326 $2,277 $8,364 $7,688 $4,823 Efficiency ratio 0.61587493001421245 0.61587493001421245 0.64057199866977055 0.6694248160216747 0.72672225733450224 0.70348435495015305 ____________________ (1) Share and per share data includes Class A and Class B common stock issued and outstanding (2) Tax rates used in this calculation were 35% for 2015 and 2014 and 34% for 2013, 2012, and 2011 (3) All periods disclosed were calculated using a simple average of tangible common equity

ROATCE and Efficiency Ratio Non-GAAP Financial Measures (Unaudited) Years Ended December 31, (Dollars in thousands, except per share data) Mar. 2018 2017 2016 2015 2014 Total stockholders’ equity $,381,487 $,374,144 $,257,964 $,167,232 $,117,729 Less: preferred stock 0 0 0 16,372 16,359 Less: goodwill ,103,412 ,104,907 58,874 18,130 18,130 Less: core deposit intangibles, net 10,355 10,738 4,715 1,549 1,107 Less: mortgage servicing asset, net 16 17 23 29 0 Less: naming rights, net 1,249 1,260 0 0 0 Tangible common equity $,266,455 $,257,222 $,194,352 $,131,152 $82,133 Common shares outstanding at period end (1) 14,621,258 14,605,607 11,680,308 8,211,727 6,067,511 Book value per common share $26.091256990335577 $25.61646359511111 $22.085376515756259 $18.371287793663868 $16.707015446696349 Tangible book value per common share $18.223808101874681 $17.611181787925695 $16.639287251671785 $15.971305426982656 $13.536522636712155 Total assets $3,176,062 $3,170,509 $2,192,192 $1,585,727 $1,174,515 Less: goodwill ,103,412 ,104,907 58,874 18,130 18,130 Less: core deposit intangibles, net 10,355 10,738 4,715 1,549 1,107 Less: mortgage servicing asset, net 16 17 23 29 0 Less: naming rights, net 1,249 1,260 0 0 0 Tangible assets $3,061,030 $3,053,587 $2,128,580 $1,566,019 $1,155,278 Tangible common equity to tangible assets 8.7047497084314751E-2 8.4236014890029326E-2 9.1305941049901806E-2 8.3748664607517537E-2 7.1093710777838756E-2 (1) Share and per share data includes Class A and Class B common stock issued and outsanding (2) Tax rates used in this calculation were 35% (3) All periods disclosed, except 2018, 2017 and 2016, were calculated using a simple average of tangible common equity Non-GAAP Financial Measures, continued (Unaudited) As of and for the years ended (Dollars in thousands, except per share data) March 31, 2018 December 31, 2017 December 31, 2016 December 31,2015 December 31,2014 Total average stockholders' equity $,377,895 $,293,798 $,168,822 $,125,808 $,123,181 Less: average intangible assets and preferred stock ,116,634 76,320 25,882 19,165 37,924 Average tangible common equity (3) $,261,261 $,217,478 $,142,940 $,106,643 $85,257 Net income allocable to common stockholders $8,711 $20,649 $9,373 $10,123 $8,279 Amortization of intangibles 525 1,070 419 275 363 Less: tax effect of amortization of intangibles (2) 184 375 147 96 127 Adjusted net income allocable to common stockholders $9,052 $21,344 $9,645 $10,302 $8,515 Return on average tangible common equity (ROATCE) (4) 0.14051423246825545 9.8143260467725466E-2 6.7475863998880656E-2 9.6602683720450472E-2 9.98744971087418E-2 Non-interest expense $19,627 $67,463 $47,075 $38,575 $35,645 Less: merger expenses 531 5,352 5,294 1,691 0 Less: loss on debt extinguishment 0 0 58 316 0 Non-interest expense, excluding merger expenses and loss on debt extinguishment $19,096 $62,111 $41,723 $36,568 $35,645 Net interest income $27,787 $86,002 $52,597 $46,262 $41,361 Non-interest income $4,251 $15,440 $10,466 $9,802 $8,674 Less: net gains from securities transactions -8 271 479 756 986 Less: net gain on acquisition 0 0 0 682 0 Non-interest income, excluding net gains on securities transactions and net gain on acquisition $4,259 $15,169 $9,987 $8,364 $7,688 Efficiency ratio 0.59589340323285278 0.61392098526257521 0.66667199284162082 0.6694248160216747 0.72672225733450224 ____________________ (1) Share and per share data includes Class A and Class B common stock issued and outstanding (2) Tax rates used in this calculation were 35% (3) All periods disclosed, except 2018, 2017 and 2016, were calculated using a simple average of tangible common equity (4) Annualized

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